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                                                                   EXHIBIT 10.22
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                                LEASE AGREEMENT

                                    between

                            ASYST TECHNOLOGIES, INC.
                           a California corporation,

                                      and

                               EXAR CORPORATION,
                             a Delaware corporation



                          Dated as of October 18, 1999



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                                LEASE AGREEMENT

          This Lease Agreement ("Lease") is entered into as of October 18, 1999, by and between Asyst Technologies, Inc., a California corporation ("Tenant") and Exar Corporation, a Delaware corporation ("Landlord").

                                   Agreement
          In consideration of the mutual promises contained herein, Landlord and Tenant agree as follows:

SECTION 1.  Summary Of Lease Provisions

    1.1     Tenant:  Asyst Technologies, Inc. ("Tenant").

    1.2     Landlord: Exar Corporation ("Landlord").

    1.3 Premises: Approximately twenty-two thousand six hundred twenty (22,620) square feet of space consisting of certain portions (office, laboratory, and other light industrial areas) of a building located at 48760 Kato Road in the City of Fremont, County of Alameda, State of California as shown cross-hatched on the site plan attached hereto as Exhibit A, together with certain rights appurtenant thereto, as more specifically described herein. Upon the Commencement Date, Tenant shall be entitled to use approximately eighteen thousand thirty-two (18,032) square feet of the Premises as shown cross-hatched on Exhibit A-l, attached hereto and incorporated herein. Within six (6) months of the Commencement Date, on a date to be designated by Tenant, but in no event later than May 1,2000, Tenant shall take possession of the remaining area of the Premises, consisting of approximately four thousand five hundred eighty-eight (4,588) square feet as shown cross-hatched on Exhibit A2, attached hereto and incorporated herein.

    1.4     Term: Three (3) years and as the same may be extended pursuant to
Section 3.3.

    1.5     Commencement Date: November 1, 1999, subject to the provisions of
Section 3 below.

    1.6 Ending Date: October 31,2002, unless sooner terminated or extended pursuant to the terms of this Lease.

    1.7 Monthly Rent for Lease Term: Prior to occupying the area indicated in Exhibit A-2, monthly Rent shall be Twenty-one Thousand Six Hundred Thirty-eight Dollars and Forty Cents ($21,638.40). Upon occupying the area indicated in Exhibit A-2 or May 1,2000, whichever shall first occur, monthly Rent payable by Tenant shall be increased to Twenty-seven Thousand One Hundred Forty-four Dollars and Zero Cents ($27,144.00). Monthly Rent shall be increased to Twenty-eight Thousand Two Hundred Seventy-five Dollars and Zero Cents ($28,275.00) for the period of November 1, 2000 through October 31, 2001, and again increased to Twenty-nine Thousand Four Hundred Six Dollars and Zero Cents ($29,406.00) for the period November 1,2001 through October 31,2002. Monthly Rent for Extended Term is subject to the

                                       1.

terms of Sections 3.3 and 3.4. Receipt of the first month's Rent is hereby acknowledged by Landlord. Rent will be paid in advance on the first day of each month.

    1.8 Security Deposit: Twenty-one Thousand Six Hundred Thirty-eight Dollars and Forty Cents ($21,638.40), which shall automatically be increased to Twenty-seven Thousand One Hundred Forty-four Dollars and Zero Cents ($27,144.00) immediately prior to Tenant occupying the area noted in Exhibit A-2. The Security Deposit shall be automatically adjusted to be equal to increases in the monthly Rent.

    1.9 Use of Premises: Administrative, engineering, research and development, sales and marketing, and directly related activities. Light industrial manufacturing shall also be permitted, but only after Landlord's prior written approval of the exact type of manufacturing which is intended, and only if there is no use of Hazardous Materials.

    1.10 Parking Spaces: Tenant shall have the non-exclusive right to use 3.24/1000 parking spaces. Included within this number of permitted spaces and as set forth on the attached Exhibit A-3, Landlord shall label six (6) stalls in front of Premises as "Visitors Only," but Landlord shall have no obligation to ensure that only vehicles belonging to Tenant's employees and guests are parked at these six (6) stalls.

    1.11    Addresses for Notices:

            To Landlord:     Exar Corporation
                             48720 Kato Road Fremont,
                             California 94538
                             Attn: Legal Department

            To Tenant:       Asyst Technologies, Inc.
                             48761 Kato Road
                             Fremont, California 94538
                             Attn:  Mr. Terry Moshier
                                    President and Chief Operating Officer

SECTION 2.   Property Leased

    2.1 Premises. Landlord hereby Leases to Tenant and Tenant hereby Leases from Landlord, upon the terms and conditions set forth herein, certain areas of that certain building ("Premises") referred to in Section 1.3 above, and as shown cross-hatched on the Site Plan attached hereto as Exhibits A, A-1 and A-2. As set forth in Section 1.3, Tenant shall take occupancy of the areas identified in Exhibit A-1 upon the Commencement Date, and the areas identified in Exhibit A-2 within six (6) months thereafter, on a date to be specified by Tenant, but in no event later than, May 1,2000. In addition, Tenant shall have the following rights with respect to the real property, more particularly described in the legal description attached as Exhibit B hereto and the property indicated by the shaded area on Exhibit A-3 ("Parking Area"): (i) the non-exclusive right to use no more than the number of parking spaces set forth in Section 1.10 above, the location of which may be designated from time to time by Landlord subject to the consent of Tenant, which consent shall not be unreasonably withheld; and (ii) such other non-exclusive rights as are necessary and convenient to Tenant's possession of the Premises or

                                       2.

performance of Tenant's obligations under this Lease. Landlord reserves the right to grant to any user authorized by Landlord, the non-exclusive right to use the Parking Area for pedestrian and vehicular ingress and egress and vehicular parking. Landlord also retains the right to freely and without cost use the front door to the Premises. Prior to taking occupancy of the areas identified in Exhibit A-2, Tenant shall have the right to walk through said area for the limited purpose of accessing areas identified in Exhibit A-1.

    2.2 Representations. Landlord represents that, as of the Commencement Date of the Lease, to the best of its knowledge, (i) the Premises, including any tenant improvements thereto made by Landlord under the Lease, shall be in compliance with all laws and regulations and built in a good and workmanlike manner with good materials in accordance with plans therefore, and (ii) the equipment and building systems serving the Premises are in good working order. Landlord also represents that to the best of its knowledge, there are no Hazardous Materials on the Premises.

    2.3 Acceptance of Premises. By taking occupancy, Tenant shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair and takes possession of the Premises, subject to (i) all applicable laws, covenants, conditions, restrictions, easements and other matters of public record and (ii) the rules and regulations as may be from time to time promulgated by Landlord governing the use of the Premises, subject to the consent of Tenant, which consent shall not be unreasonably withheld, and further, to have accepted as functional all improvements. Tenant acknowledges that it has conducted or had the opportunity to conduct all investigations, tests and studies concerning the Premises and the Parking Area that Tenant deems appropriate and material to its decision to Lease the Premises. In regard to Hazardous Materials, Landlord shall be responsible for, and bear any clean-up costs related to, problems affecting the Premises that are attributable to occurrences taking place before the Commencement Date of the term of the Lease, and Tenant shall be responsible for, and bear any costs or damages related to, any problems affecting the Premises that Tenant causes during the term of the Lease. Tenant acknowledges that (i) neither Landlord nor Landlord's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, the condition of the Premises (except as otherwise provided in Section 2.2), or the use or occupancy which may be made thereof and (ii) Tenant has independently investigated and is satisfied that the Premises are suitable for Tenant's intended use as set forth in Section 1.9 above. It has been orally represented to Tenant that certain manufacturing areas may have a "moisture" problem with the floor, and Tenant enters this Lease with a full and complete knowledge of this condition, and assumes full responsibility for any damage to its business or operations related to this condition, provided, however, that (i) Landlord shall repair any damage that this condition has caused or may cause to the Premises, and (ii) Tenant shall not bear any responsibility or costs associated with repairing any damage to the Premises (flooring) occurring after the Commencement Date related to the "moisture" problem unless Tenant desires to repair same in Tenant's sole discretion.

SECTION 3.  Term

    3.1 Commencement Date. The term of this Lease ("Lease Term") shall be for the period specified in Section 1.4 above, subject to extension pursuant to the terms of Section 3.3 below, commencing on the date set forth in Section 1.5 ("Commencement Date") and

                                       3.

terminating on the date set forth in Section 1.6 ("Ending Date"). The expiration of the Lease Term or sooner termination of this Lease is referred to herein sometimes as the "Lease Termination".

    3.2 Delay of Commencement Date. Landlord shall not be liable for any damage or loss incurred by Tenant for Landlord's failure for whatever cause to deliver possession of the Premises by any particular date (including the Commencement Date), nor shall this Lease be void or voidable on account of such failure to deliver possession of the Premises; provided that if Landlord does not deliver possession of the Premises to Tenant by the date which is five (5) days from the date as set forth in Section 1.5 above with respect to the area indicated in Exhibit A-l, and sixty (60) days from the date as set forth in
Section 1.5 above with respect to the area indicated in Exhibit A-2, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within five (5) days thereafter, and Landlord and Tenant shall be relieved of their respective obligations hereunder; provided further that said five (5) day period shall be extended by the number of days work (if any) on the Premises is delayed due to fault or neglect of Tenant, acts of Tenant or Tenant's agents or due to acts of God, labor disputes, strikes, fires, rainy or stormy weather, acts or failure sot act of public agencies, inability to obtain labor or materials, earthquake, war, insurrection, riots and other causes beyond Landlord's reasonable control.

    3.3 Lease Term Extension. Provided Landlord does not and/or will not have an internal requirement for the Premises, Tenant shall have an opportunity to extend this Lease for an additional one (1) year period ( "Extended Term") on the following terms and conditions:

            (a) Tenant and Landlord sign an amendment extending the Lease Term, and such amendment shall specify the Rent for the Extended Term as provided for in 3,4 below, and such other terms as the parties may agree to,

            (b) The Lease Term may not be extended pursuant to this Section 3.3 if Tenant is in default in the performance of any of the terms and conditions of this Lease.

            (c) Except as otherwise modified by the amendment entered into in accordance with the terms set forth herein, all terms and conditions of this Lease shall apply during each Extended Term.

            (d) Upon the extension of the Lease Term pursuant to this Section 3.3, the term "Lease Term" as used in this Lease shall thereafter include the applicable Extended Term and the Lease Termination date shall be the expiration date of the Extended Term.

    3.4 Rent During any Extended Term shall be at least fair market value for comparable space in the immediate area, but in no event shall such monthly Rent be lower than that being paid for the immediately prior month.

SECTION 4.  Use Of Premises

    4.1 Permitted Uses. Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purposes set forth in Section 1.9 above, and for no other purpose without the prior written consent of Landlord, which

                                       4.

consent Landlord may withhold in its sole discretion. Any change in use of the Premises without the prior written consent of Landlord shall be a Default by Tenant.

     Subject to the terms and conditions of this Lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant's agents shall have the non-exclusive right to use during the Lease Term the access roads, sidewalks, landscaped areas and other facilities on the Parking Area subject to Landlord's rights pursuant to this Section 4.1, Section 4.2 below and Section 9 below. Landlord reserves the right to grant to any user authorized by Landlord, the non-exclusive right to use the Parking Area for pedestrian and vehicular ingress and egress and vehicular parking. Tenant's use rights shall terminate upon Lease Termination. Subject to Tenant's consent, which shall not be unreasonably withheld, Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of such portions of the Parking Area and to amend such rules and regulations from time to time as Landlord may deem appropriate. Subject to Tenant's rights of consent referred to in the preceding sentence, any amendments to the rules and regulations shall be effective as to Tenant, and binding on Tenant, upon delivery of a copy of such rules and regulations to Tenant. Tenant and Tenant's agents shall observe such rules and regulations and any failure by Tenant or Tenant's agents to observe and comply with the rules and regulations shall be a Default by Tenant.

    4.2 Tenant to Comply with Legal and Applicable Requirements. Tenant shall, at its sole cost, promptly comply with all laws, statutes, ordinances, rules, regulations, orders or requirements of all municipal, county, state and federal authorities and all quasi-governmental authorities relating to or affecting the use, occupational safety, occupancy or condition of the Premises now in force, or which may hereafter be in force. Tenant and Landlord shall, in proportion to the number of parking spaces allocated to them, share the cost of complying with all laws, statutes, ordinances, rules, regulations, orders or requirements of all municipal, county, state and federal authorities and all quasi-governmental authorities relating to or affecting the use, occupational safety, occupancy or condition of the Parking Area now in force, or which may hereafter be in force. Tenant shall be solely responsible for costs related to the signage as indicated in Exhibit C. Tenant's obligations pursuant to this
Section 4.2 shall include without limitation maintaining or restoring the Premises and making non-structural alterations and additions in compliance and conformity with all laws and Applicable Requirements as that term is defined in
Section 24.3, and recorded documents relating to the use, occupational safety, occupancy or condition of the Premises and/or Parking Area during the Lease Term; provided, however, that Landlord shall, at its expense, make any alteration or addition required to bring the Premises and/or Parking Area into compliance with legal and Applicable Requirements in effect at the time the Premises, any improvements installed therein by Landlord, or the Parking Area, respectively, were originally constructed. At Landlord's option, Landlord may make the required alteration, addition or change, and Tenant shall pay the cost thereof as Additional Rent, except as otherwise provided herein. Immediately after taking possession of the Premises, Tenant shall obtain or file any application for permits, licenses or other authorizations required for the lawful operation of its business at the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, regardless of whether Landlord be a party thereto or not, that Tenant has violated such ordinance, regulation, rule, requirement, recorded document or statue relating to the use, occupational safety, occupancy or condition of the Premises or Parking Area shall be conclusive of the fact of such

                                       5.
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violation by Tenant. Any alterations or additions undertaken by Tenant pursuant to this Section 4.2 shall be subject to the requirements of Section 10.1 below.

    4.3 Prohibited Uses. Tenant and Tenant's agents shall not commit or suffer to be committed any waste upon the Premises. Tenant and Tenant's agents shall not do or permit anything to be done in or about the Premises or Parking Area which will in any way obstruct or interfere with the rights of Landlord, or injure or annoy Landlord or its employees. Tenant and Tenant's agents shall not use or allow the Premises to be used for any unlawful, immoral or any purpose not permitted by this Lease, nor shall Tenant or Tenant's agents cause, maintain, or permit any nuisance in, on or about the Premises. Tenant and Tenant's agents shall not do or permit anything to be done in or about the Premises or Parking Area nor bring or keep anything in the Premises or Parking Area which will in any way increase the rate of any insurance upon the Premises or Parking Area or any part thereof or any of its contents, or cause a cancellation of any insurance policy covering the Premises or Parking Area or any part thereof or any of its contents, nor shall Tenant or Tenant's agents keep, use or sell or permit to be kept, used or sold in or about the Premises or Parking Area any articles which may be prohibited by a standard form policy of fire insurance. In the event the rate of any insurance upon the Premises or Parking Area or any part thereof or any of its contents is increased because of the acts or omissions of Tenant or Tenant's agents, Tenant shall pay, as Additional Rent, the full cost of such increase; provided however this provision shall in no event be deemed to constitute a waiver of Landlord's right to declare a Default hereunder by reason of such increase or of any other rights or remedies of Landlord in connection with such increase. Tenant and Tenant's agents shall not place any loads upon the floor, walls, or ceiling of the Premises which would endanger the Premises or the structural elements thereof, nor place any harmful liquids in the drainage system of the Premises. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or Parking Area except in enclosed trash containers. No materials, supplies, equipment, finished products (or semi-finished products), raw materials, or other articles of any nature shall be stored upon, or be permitted to remain on, any portion of the Parking Area. Tenant shall not use, store on, dispose or allow the use, storage or disposal, of any Hazardous Materials, as that term is defined in Section 24.2, on any portion of the Premises. Tenant shall indemnify, and hold Landlord, and its officers, directors, employees and agents harmless from and against any and all claims, losses, damages, liabilities or expenses (including, without limitation, attorneys' fees) arising in connection with a breach of the obligations set forth herein. Tenant's obligation to defend, hold harmless and indemnify pursuant to this Section shall survive Lease Termination or expiration.

SECTION 5. Rent

    5.1 Rent. Tenant shall pay to Landlord as Rent for the Premises ("Rent"), in advance, on the first day of each calendar month, commencing on the date specified in Section 1.5 and continuing throughout the Lease Term and any extension thereof, the Rent set forth in Section 1.7 or 3.4 above, as the case may be. Rent shall be prorated for any partial month during the Lease Term. Rent shall be payable without deduction, offset, prior notice or demand in lawful money of the United States to Landlord at the address herein specified for purposes of notice or to such other persons or such other places as Landlord may designate in writing.

                                       6.

    5.2 Additional Rent. Ail charges, costs and expenses and other sums which Tenant is required to pay hereunder, including but not limited to the service fee specified in Section 6 (together with all interest and charges that may accrue thereon in the event of Tenant's failure to promptly pay the same), and all damages, costs and expenses which Landlord may incur by reason of any Default by Tenant shall be deemed to be additional rent hereunder ("Additional Rent"). In the event of nonpayment by Tenant of any Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for the nonpayment of Rent. The term "Rent" as used in the Lease shall mean Rent and Additional Rent.

    5.3 Security Deposit. Prior to the Commencement Date, Tenant shall deposit with Landlord additional monies in the amount and at the times set forth in Section 1.8 as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay Rent or Additional Rent due hereunder, Landlord may use, apply or retain all or any portion of said Security Deposit for the payment of such Rent or Additional Rent in default. If Landlord so uses or applies all or any portion of said Security Deposit, Tenant shall, within ten (10) working days after receipt of written demand therefor, deposit cash in such account in an amount sufficient to restore said Security Deposit to the full amount hereinabove stated. Said Security Deposit, or so much thereof as has not theretofore been applied by Landlord in accordance with this Section, shall be returned to Tenant within thirty (30) days after termination or expiration of the Lease.

SECTION 6. Services. Provided that Tenant is not in Default, Landlord shall, for a monthly fee (the "Service Fee") of Nine Thousand Nine Hundred Seventeen Dollars and Sixty Cents ($9,917.60) until Tenant takes possession of the 4,588 square feet shown as cross-hatched on Exhibit A-2 and Twelve Thousand Four Hundred Forty-one Dollars and Zero Cents ($12,441.00) thereafter, payable in advance on the first day of each calendar month, furnish and maintain (if applicable) throughout the term of this Lease ' and any Extended Term, the following Services in connection with Tenant's use of the Premises, Parking Areas and common areas:

     (a) Janitorial and cleaning services five (5) nights per week, as is customary at the site;

     (b) Electricity, hot and cold water, gas, if any, and all other utilities, including operating maintenance repairs;

     (c)   Heating, ventilation and air conditioning;

     (d)   Pest extermination as required;

     (e)   Twenty-four (24) hour access to and security for the Premises;

     (f)   Rubbish removal as is customary at the site;

     (g) Utilization of existing telephone connection and data lines (does not include actual usage, which will be billed directly to Tenant by the selected service provider);

     (h)   High pressure air and vacuum;

     (i)   Landscape as is customary at the site;

     (j)   Parking area maintenance;

     (k)   Real property taxes;

                                       7.
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    (l)   Cafeteria use;

    (m)   Exterior window cleaning (twice annually); and

    (n)   Building insurance.

SECTION 7. Taxes.

    7.1 Personal Property Taxes. Tenant shall cause Tenant's trade fixtures, equipment, furnishings, furniture, merchandise, inventory, machinery, appliance and other personal property installed or located on the Premises (collectively the "Personal Property") to be assessed and billed separately from the Premises. Tenant shall pay before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon or against Tenant's personal property. If any of Tenant's personal property shall be assessed with the real property comprising the Premises, Tenant shall pay to Landlord, as Additional Rent, the amounts attributable to Tenant's personal property, subject to Tenant's review of the communications from the taxing authorities to Landlord and to Tenant's reasonable consent to the methodology used to calculate Tenant's share of any taxes due. Any such payment by Tenant to Landlord shall be due ten (10) days before the payment of the taxes in question are due to the taxing authorities. Tenant shall comply with the provisions of any law, ordinance, rule or regulation of taxing authorities which require Tenant to file a report of Tenant's personal property located on the Premises.

SECTION 8.  Insurance; Indemnity; Waiver

    8.1 Insurance by Tenant. Tenant shall, during the Lease Term, at Tenant's sole cost and expense, procure and keep in force the following insurance:

            (a) Personal Property Insurance. "All risk" property insurance, including, without limitation, coverage for boiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief; and demolition, increased cost of construction and contingent liability from changes in building laws on all Leasehold improvements installed in the Premises by Tenant at its expense (if any) and on all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises, including improvements or fixtures hereinafter constructed or installed on the Premises. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the standard ISO all risk form, when such form is supplemented with the coverages required above.

            (b) Liability Insurance. Comprehensive general liability insurance for the mutual benefit of Landlord and Tenant, against any and all claims for personal injury, death or property damage occurring in, or about the Premises and Parking Area (and Tenant's operations on the Premises), or arising out of Tenant's or Tenant's agents' use of the Parking Area or use or occupancy of the Premises. Such insurance shall have a combined single limit of not less than Two Million Dollars ($2,000,000). Such insurance shall contain a cross-liability (severability of interests) clause and an extended ("broad form") liability endorsement, including blanket contractual coverage. Such liability insurance shall be primary and not contributing to any insurance available to Landlord, and Landlord's insurance (if any) shall be in excess thereto.

                                       8.

            (c) Other. Such other insurance as required by law, including, without limitation, workers' compensation insurance.

            (d) Form of the Policies. The policies required to be maintained by Tenant pursuant to Sections 8.1(a), (b) and (c) above shall be with companies, on forms, with deductible amounts (if any), and loss payable clauses satisfactory to Landlord, shall including Landlord as additional insureds. Certificates of insurance shall be delivered to Landlord prior to the Commencement Date; a new certificate shall be delivered to Landlord within thirty (30) days after the renewal of a policy on its expiration. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Tenant as required by this Lease. Tenant shall obtain a written obligation on the part of Tenant's insurer(s) to notify Landlord in writing of any delinquency in premium payments and at least thirty (30) days prior to any cancellation of any policy.

    8.2 Failure by Tenant to Obtain Insurance. If Tenant does not take out the insurance required pursuant to Section 8.1 or keep the same in full force and effect, Landlord may, but shall not be obligated to, take out the necessary insurance and pay the premium therefor, the Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all reasonable expenses (including attorneys' fees) and damages which Landlord may sustain by reason of the' failure of Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of the premiums thereon.

    8.3 Tenant Indemnification. Tenant shall indemnify, hold harmless, and defend Landlord (except for Landlord's gross negligence or willful misconduct) against all claims, losses or liabilities for injury or death to any person or for damage to or loss of use of any property arising out of any occurrence in, on or about the Premises or Parking Area, if caused or contributed to by Tenant or Tenant's agents, or arising out of any occurrence in, upon or at the Premises or on account of the use, condition, occupational safety or occupancy of the Premises during the term of the Lease. It is the intent of the parties hereto that the indemnity contained in this Section 8.3 shall not be limited or barred by reason of any passive negligence on the part of Landlord or Landlord's agents except as expressly provided herein. Such indemnification shall include and apply to attorneys' fees, investigation costs, and other costs actually incurred by Landlord. Tenant shall further indemnify, defend and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's' part performed under the terms of this Lease. The provisions of this Section 8.3 shall survive Lease Termination with respect to any damage, injury, death, breach or Default occurring prior to such termination.

    8.4 Landlord Indemnification. Landlord shall indemnify, hold harmless, and defend Tenant (except for Tenant's gross negligence or willful misconduct) against all claims, losses or liabilities for injury or death to any person or for damage to or loss of use of any property arising out of any occurrence in, on or about the Premises or Parking Area, if caused or contributed to by Landlord or Landlord's agents, or arising out of any occurrence in, upon or at the Premises or on account of the use, condition, occupational safety or occupancy of the

                                       9.

Premises. It is the intent of the parties hereto that the indemnity contained in this Section 8.4 shall not be limited or barred by reason of any passive negligence on the part of Tenant or Tenant's agents except as expressly provided herein. Such indemnification shall include and apply to attorneys' fees, investigation costs, and other costs actually incurred by Tenant. The provisions of this Section 8.4 shall survive Lease Termination with respect to any damage, injury or death occurring prior to such termination

    8.5 Claims by Tenant. Except as otherwise provided herein, Landlord shall not be liable to Tenant, and Tenant waives all claims against Landlord, for injury or death to any person, damage to any property, or loss of use of any property in the Premises or Parking Area, by and from all causes, including without limitation, any defect in the Premises or Parking Area, the presence of any Hazardous Materials in or about the Premises or Parking Area, and/or any damage or injury resulting from fire, steam, electricity, gas water or rain, which may leak or flow form or into any part of the Premises, or from breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting, fixtures, whether the damage or injury results from conditions arising upon the Premises or Parking Area or from other sources. Tenant or Tenant's agents shall immediately notify Landlord in writing of any known defect in the Premises or Parking Area. The provisions of this
Section 8.4 shall not apply to any damage or injury caused by Landlord's willful misconduct or gross negligence.

    8.6 Mutual Waiver of Subrogation. Landlord hereby releases Tenant, and Tenant hereby releases Landlord, and their respective officers, agents, employees and servants, from any and all claims or demands of damages, loss, expense or injury to the Premises or to the furnishings, fixtures, equipment, inventory or other property of either Landlord or Tenant in, about or upon the Premises, which is caused by or results from perils, events, or happenings which are the subject of insurance carried by the respective parties pursuant to this
Section 8 and in force at the time of any such loss, whether due to the negligence of the other party or its agents and regardless of cause or origin; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

SECTION 9.  Repairs And Maintenance

    9.1 Landlord's Responsibilities. Subject to the provisions of Section 12 below, Landlord shall maintain in reasonably good order and repair the structural roof and roof surface, structural and exterior walls (including painting thereof), HVAC systems other than Tenant alteration, the plumbing systems, the electrical systems, and the foundations of the Premises, except for any repairs required because of the wrongful or negligent act of Tenant or Tenant's agents, which repairs shall be made at the expense of Tenant and as Additional Rent. Tenant shall give prompt written notice to Landlord of any known maintenance work required to be made by Landlord pursuant to this Section 9.1

    9.2     Tenant's Responsibilities.  Except as expressly provided in Section
9.1 above, Tenant shall use and maintain in the entire Premises and every part thereof in good order, condition and repair. Tenant will be responsible for all damages resulting from its negligence or willful misconduct. Tenant's repairs and maintenance responsibilities under this Section include clean-up and removal of all Hazardous Materials from the Premises and/or the Parking Area and

                                      10.

all contamination caused or contributed to by such Hazardous Material, but only to the extent those Hazardous Materials and that contamination have been caused or contributed to by Tenant. Tenant's clean-up and removal obligations under this Section of the Lease shall survive the expiration or sooner termination of this Lease. If Tenant fails to make repairs or perform maintenance work required of Tenant hereunder within three (3) days after notice from Landlord specifying the need for such repairs or maintenance work, Landlord or Landlord's agents may, in addition to all other rights and remedies available hereunder or by law and without waiving any alternative remedies, enter into the Premises and make such repairs and/or perform such maintenance work. If Landlord makes such repairs and/or performs such maintenance work, Tenant shall reimburse Landlord upon demand and as Additional Rent, for all costs associated with such repairs and/or maintenance work. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant or Tenant's agents as a result of Landlord performing any such repairs or maintenance. Tenant shall reimburse Landlord, on demand and as Additional Rent, for the cost of damage to the Premises caused by Tenant or Tenant's agents. Tenant expressly waives the benefits of any statute now or hereafter in effect (including without limitation the Section 1942 of the California Civil Code and any similar law, statute or ordinance now or hereafter in effect) which would otherwise afford Tenant the right to make repairs at Landlord's expense (or to deduct the cost of such repairs from Rent due hereunder) or to terminate this Lease because of Landlord's failure to keep the Premises in good and sanitary order.

SECTION 10.  Alterations And Improvements

    10.1 In General. Except as otherwise detailed in the attached Exhibits A-l, A-2, and A-3, Tenant shall not make, or permit to be made, any alterations, changes, enlargements, improvements or additions (collectively "alterations") in, on, about or to the Premises, or any part thereof, including alterations required pursuant to Section 4.2, without the prior written consent of Landlord and without acquiring and complying with the conditions of all permits required for such alterations by any governmental authority having jurisdiction thereof. The initial improvement responsibilities and costs shall be divided as follows:
Demising as indicated in Exhibit A, installation of security doors, and provision at its present location of 200 pair copper feeder cable (without warranty or representation as to condition or suitability for Tenant's requirements) shall be performed by Landlord, and all other improvements shall be installed by Tenant at its expense and risk. The term "alterations" as used in this Section 10 shall also include all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), air conditioning, and partitioning in the Premises made by Tenant, regardless of how affixed to the Premises. As a condition to the giving of its consent, Landlord may impose such requirements as Landlord may deem necessary in its sole discretion, including without limitation, the manner and time in which the work is done; a right of approval of the contractor by whom the work is to be performed; the requirement that Tenant post a completion bond in an amount and form satisfactory to Landlord; and the requirement that Tenant reimburse Landlord, as Additional Rent, for Landlord's actual costs incurred in reviewing any proposed alteration, whether or not Landlord's consent is granted. In the event Landlord consents to the making of any alterations by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense, in accordance with the plans and specifications approved in writing by Landlord. Tenant shall provide written notice to Landlord at least ten (10) working days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the

                                      11.

Premises, and prior to the commencement of any work of improvements on the Premises. Any alterations to the Premises made by Tenant shall be made in accordance with applicable law, ordinances, regulations and codes and in a first-class workmanlike manner. In making any such alterations, Tenant shall, at Tenant's sole cost and expense, file for and secure and comply with any and all permits or approvals required by any governmental departments or authorities having jurisdiction thereof and any utility company having an interest therein. In no event shall Tenant make any structural changes to the Premises or make any changes to the Premises which would weaken or impair the structural integrity of the Premises.

    10.2 Removal Upon Lease Termination. At the time Tenant requests Landlord's consent, Tenant shall request a decision from Landlord in writing as to whether Landlord will require Tenant, at Tenant's expense, to remove any such alterations and restore the Premises to their prior condition at Lease Termination. Landlord may defer such decision until prior to the expiration of the Lease Term as described below. The initial improvements as outlined in Exhibits A-l, A-2, and A-3 are specifically excepted from this Section, and Tenant shall have no obligation to remove those improvements. In the event Tenant failed to earlier obtain Landlord's written decision as to whether Tenant will be required to remove any alteration or in the event Landlord elected to defer such decision, then no less than five (5) nor more than thirty (30) days prior to the expiration of the Lease Term, Tenant by written notice to Landlord shall request Landlord to inform Tenant whether or not Landlord desires to have any alterations made to the Premises by Tenant removed at Lease Termination. Following receipt of such notice, Landlord may elect to have all or a portion of Tenant's alterations removed from the Premises at Lease Termination, and Tenant shall, at its sole cost and expense, remove at Lease Termination such alterations designated by Landlord for removal and repair all damage to the Premises arising from such removal. In the event Tenant fails to so request Landlord's decision or fails to remove any alterations designated by Landlord for removal, Landlord may remove any alterations made to the Premises by Tenant and repair all damage to the Premises arising from such removal, and may recover from Tenant all costs and expenses incurred thereby as Additional Rent. Tenant's obligation to pay such costs and expenses to Landlord shall survive Lease Termination. Unless Landlord elects to have Tenant remove (or, upon Tenant's failure to obtain Landlord's decision, Landlord removes) any such alterations, all such alterations, except for moveable furniture and trade fixtures of Tenant not affixed to the Premises, shall become the property of Landlord upon Lease Termination (without any payment therefor) and remain upon and be surrendered with the Premises at Lease Termination.

    10.3 Landlord's Improvements. All fixtures, improvements or equipment which are installed, constructed on or attached to the Premises by Landlord shall be a part of the realty and belong to Landlord.

SECTION 11.  Default And Remedies

    11.1 Events of Default. The term "Default" or "Default by Tenant" as used in this Lease shall mean the occurrence of any of the following events:

            (a) Tenant's failure to immediately pay Rent or Additional Rent when and as due;

                                      12.

            (b) Tenant's vacation or abandonment of the Premises;

            (c) Commencement and continuation for at least ten (10) days (in the case of a voluntary proceeding) or forty-five (45) days (in the case of an involuntary proceeding) of any case, action or proceeding by, against or concerning Tenant under any federal or state bankruptcy, insolvency or other debtor's relief law, including without limitation, (i) a case under Title 11 of the United States Code concerning Tenant, whether under Chapter 7, 11, or 13 of such Title or under any other chapter, or (ii) a case, action or proceeding seeking Tenant's financial reorganization or an arrangement with any of Tenant's creditors;

            (d) Voluntary or involuntary appointment of a receiver, trustee, keeper, or other person who take possession for more than twenty (20) days of substantially all of Tenant's assets or of any asset used in Tenant's business on the Premises, regardless of whether such appointment is as a result of insolvency or any other cause;

            (e) Execution of an assignment for the benefit of creditors of substantially all assets of Tenant available by law for the satisfaction of judgment creditors;

            (f) Commencement of proceedings for winding up or dissolving (whether voluntary or involuntary) the entity of Tenant;

            (g) Levy of a writ of attachment or execution on Tenant's interest under this Lease, if such writ continues for a period ten (10) days;

            (h) Transfer or attempted Transfer of this Lease or the Premises by Tenant contrary to the provisions of Section 19 below; or

            (i) Breach by Tenant of any term, covenant, condition, warranty, or other provision contained in this Lease or of any other obligation owing or due to Landlord hereunder.

    11.2 Remedies. Upon any Default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively, or in the alternative:

            11.2.1. Termination. Upon any Default by Tenant, Landlord shall have the right (but not the obligation) to give written notice to Tenant of such default and terminate this Lease and Tenant's right to possession of the Premises if (i) such default is in the payment of Rent or Additional Rent and is not cured within three (3) days after any such notice, or, (ii) with respect to the defaults referred to in Sections 11.1 (b), (e), (f), (h), and (i), such default is not cured within ten (10) days after any such notice (or if a default under Sections 11 .l(b) or (i) cannot be reasonably cured within ten (10) days, if Tenant does not commence to cure the default within the ten (10) day period or does not diligently and in good faith prosecute the cure to completion), or,
(iii) with respect to the defaults specified in Sections 11.1(c), (d) and (g) such default is not cured within the respective time periods specified in those subsections. The parties agree that any written notice given by Landlord to Tenant pursuant to this Section 11.2.1 shall be sufficient notice for purposes of California Code of Civil Procedure Section 1161 and Landlord shall not be required to given any additional notice in order to be entitled to commence an unlawful

                                      13.

detainer proceeding. Upon termination of this Lease and Tenant's right to possession of the Premises, Landlord shall have the right to recover from
Tenant:

               (a) The worth at the time of award of the unpaid Rent and Additional Rent which had been earned at the time of termination;

               (b) The worth at the time of award of the amount by which the Rent and Additional Rent which would have been earned after termination until the time of award exceeds the amount of such Rent and Additional Rent loss that Tenant proves could have been reasonably avoided;

               (c) The worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the Rent and Additional Rent for the balance of the Lease Term after the time of award exceed the amount of such Rent and Additional Rent loss that Tenant proves could be reasonably avoided;

               (d) Any other amounts necessary to compensate Landlord for all detriment proximately caused by the Default by Tenant or which in the ordinary course of events would likely result, including without limitation the following:

                   (1) Expenses in retaking possession of the Premises;

                   (2) Expenses for cleaning, repairing or restoring the Premises (including, without limitation, expenses incurred in connection with the clean-up and removal of Hazardous Materials from the Premises and/or Parking Area if caused or contributed to by Tenant);

                   (3) Expenses for removing, transporting and storing any of Tenant's property left at the Premises (although Landlord shall have no obligation to remove, transport, or store any such property);

                   (4) Expenses of reletting the Premises, including without limitation, brokerage commissions and attorney' fees;

                   (5) Attorneys' fees and related court and litigation costs;

                   (6) Costs of carrying the Premises such as repairs, maintenance, taxes and insurance premiums, utilities and security precautions (if any); and

                   (7) Diminution in value of the Premises and Parking Areas.

          11.2.2 Continuance of Lease. Upon any Default by Tenant and unless and until Landlord elects to terminate this Lease pursuant to Section 11.2.1 above, this Lease shall continue in effect after the Default by Tenant and Landlord may enforce all its rights and remedies under this Lease, including without limitation, the right to recover payment of Rent and Additional Rent as they become due. Neither efforts by Landlord to mitigate damages caused by a Default by Tenant nor the acceptance of any Rent and Additional Rent shall constitute a waiver

                                      14.

by Landlord of any of Landlord's rights or remedies, including the right to said remedies specified in Section 11.2.1 above.

SECTION 12.  Damage Or Destruction

    12.1 Damage or Destruction Near End of Lease Term. In the event the Premises are materially damaged or destroyed in whole or in part from any cause during the Lease Term or Extended Term, either party may, at its sole option, terminate this Lease as of the date of the event of damage or destruction by giving written notice to the other party of the noticing party's election to do so within fifteen (15) days after the event of such damage or destruction.

    12.2    Termination of Lease.  If the Lease is terminated pursuant to this
Section 12, Landlord shall receive no further Rent and Additional Rent and will be obligated to return Rent or Additional Rent on a pro rata basis.

    12.3 Liability for Personal Property. In no event shall Landlord have any liability for, nor shall it be required to repair or restore, any injury or damage to any improvements, alterations or additions to the Premises made by Tenant, trade fixtures, equipment, merchandise, furniture, or any other property installed by Tenant or at the expense of Tenant. If Landlord or Tenant do not elect to terminate this Lease pursuant to this Section 12, Tenant shall be obligated to promptly rebuild or restore the same to the condition existing immediately prior to the damage or destruction in accordance with the provisions of Section 10.1.

    12.4 Waiver of Civil Code Remedies. Landlord and Tenant acknowledge that the rights and obligations of the parties upon damage or destruction of the Premises are as set forth herein; therefore Tenant hereby expressly waives any rights to terminate this Lease upon damage or destruction of the Premises, except as specifically provided by this Lease, including without limitation any rights pursuant to the provisions of Subdivision 2 of Section 1932 and Subdivision 4 of Section 1933 of the California Civil Code, as amended from time to time, and the provisions of any similar law hereinafter enacted, which provisions relate to the termination of the hiring of a thing upon its substantial damage or destruction.

SECTION 13.  Liens

    13.1 Premises to Be Free of Liens. Tenant shall pay for all labor and services performed for, and all materials used by or furnished to Tenant, Tenant's agents, or any contractor employed by Tenant with respect to the Premises. Tenant shall indemnify and hold Landlord harmless from and keep the Premises and Parking Area free from any liens, claims, demands, encumbrances, or judgments, including all costs, liabilities and attorneys' fees with respect thereto, created or suffered by reason of any labor or services performed for, or materials used by or furnished to Tenant or Tenant's agents or any contractor employed by Tenant with respect to the Premises. Landlord shall have the right, at all times, to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises and Parking Area, and any other party having an interest therein, from mechanics; and materialmen's liens, including without limitation a notice of nonresponsibility. In the event Tenant is required to post an improvement bond with a public

                                      15.

agency in connection with any work performed by Tenant on or to the Premises, Tenant shall include Landlord as an additional obligee.

     Tenant shall not cause or suffer any lien to be recorded against the Premises and/or the Parking Area as a consequence of, or in any way related to, the presence, use, storage, clean-up or disposal of Hazardous Materials in or about the Premises and/or the Parking Area, including any so-called state, federal or local "super fund" lien relating to the clean-up and removal of Hazardous Materials in or about the Premises and/or the Parking Area.

     13.2 Notice of Lien; Bond. Should any claim of lien be filed against, or any action be commenced affecting, the Premises, Tenant's interest in the Premises or the Parking Area, Tenant shall give Landlord notice of such lien or action within three (3) days after Tenant receives notice of the filing of the lien or the commencement of the action. In the event that Tenant shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, released or record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien or posting or a proper bond. All such sums paid by Landlord and all expenses incurred by Landlord in connection therewith, including attorneys' fees and costs, shall be payable to Landlord by Tenant as Additional Rent on demand.

SECTION 14. Landlord's Right Of Access To Premises. Landlord reserves and shall have the right and Tenant and Tenant's agents shall permit Landlord and Landlord's agents to enter the Premises at any reasonable time, and with reasonable notice, for the purpose of (i) inspecting the Premises, (ii) performing Landlord's maintenance and repair responsibilities set forth herein, or (iii) posting notices of non-responsibility or at any time Tenant is in default hereunder, or at such other times as agreed to by Landlord and Tenant, and without notice for protecting the Premises in the event of an emergency. In the event of an emergency, Landlord shall have the right to use any and all means which Landlord may deem proper to gain access to the Premises. Any entry to the Premises by Landlord or Landlord's agents in accordance with this Section 14 or any other provision of this Lease shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof nor give Tenant the right to abate the Rentals payable under this Lease. Tenant hereby waives any claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Landlord's or Landlord's agents' entry into the Premises as permitted by this Section 14 or any other provision of this Lease.

SECTION 15. Landlord's Right To Perform Tenant's Covenants. Except as otherwise expressly provided herein, if Tenant shall at any time fail to make any payment or perform any other act required to be made or performed by Tenant under this Lease, Landlord may upon ten (10) days written notice to Tenant, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, make such payment or perform such other act to the extent that Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties,

                                      16.

interest and costs in connection therewith shall be due and payable by Tenant as Additional Rent upon demand.

SECTION 16. Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term, unless the Lease is extended in accordance with the terms specified in Section 3. If the Lease is not extended pursuant to
Section 3, it is the desire of Landlord to have Tenant vacate the Premises pursuant to Section 24.14 below. Therefore, any holding over by Tenant after Lease Termination shall not constitute a renewal or extension of the Lease Term, nor give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after Lease termination without the written consent of Landlord shall be construed to be a tenancy from month to month, at 200% of the monthly Rent for the month preceding Lease Termination in addition to all Additional Rent payable hereunder, and shall otherwise be on the terms and conditions herein specified insofar as applicable. If Tenant remains in possession of the Premises after Lease Termination without Landlord's consent, Tenant shall indemnify Landlord against any loss or liability resulting from Tenant's failure to surrender the Premises. If at any time during or after the Lease Term, Tenant is required under the terms of this Lease or by any governmental authority, to place any structure in or about the Premises and/or the Parking Area, or perform any clean-up or submit any closure plan or monitoring procedure in or about the Premises and/or the Parking Area, as the consequence of a Hazardous Materials in or about, the Premises and/or the Parking Area, and the structure is not removed and the procedures or plans are not completed prior to Lease Termination, Landlord shall be entitled to all damages directly or indirectly incurred.

SECTION 17. Notices. Any notices required or desired to be given under this Lease shall be in writing. Any such notice shall be deemed to have been given seventy-two hours have elapsed from the time such notice was deposited in the United States mail, certified or registered mail and postage prepaid, addressed as set forth in Section 1.11 above.

SECTION 18. Attorneys' Fees. In the event either party hereto shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rent or Additional Rent, to enforce an indemnity obligation, to terminate the tenancy of the Premises, or to enforce, protect, interpret, or establish any term, condition, or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover, as a part of such action or proceeding, reasonable attorneys' fees and court costs, including attorneys' fees and costs for appeal, as may be fixed by the court or jury.

SECTION 19.  Assignment, Subletting And Hypothecation

     19.1 Assignment. Tenant shall not voluntarily sell, assign or transfer all or any part of Tenant's interest in this Lease or in the Premises or any part thereof, sublease all or any part of the Premises, or permit all or any part of the Premises to be used by any person or entity other than Tenant or Tenant's employees.

     19.2 No Bonus Value. It is the intent of the parties hereto that this Lease shall confer upon Tenant only the right to use and occupy the Premises, and to exercise such other rights as are conferred upon Tenant by this Lease. The parties agree that this Lease is not intended to have a bonus value, nor to serve as a vehicle whereby Tenant may profit by a future assignment

                                      17.

or sublease of this Lease or the right to use or occupy the Premises as a result of any favorable terms contained herein or any future changes in the market for leased space. It is the intent of the parties that any such bonus value that may attach to this Lease shall be and remain the exclusive property of Landlord.

     19.3 Corporations. Any dissolution, merger, consolidation or other reorganization of Tenant, any sale or transfer (or cumulative sales or transfers) of the capital stock of Tenant in excess of fifty percent (50%), or any sale (or cumulative sales) of all of the assets of Tenant shall be deemed an assignment of this Lease requiring the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such sale of stock or assets of Tenant without the prior written consent of Landlord shall be a Default by Tenant hereunder. The foregoing notwithstanding, (i) the sale or transfer of any or all of the capital stock of a corporation, the capital stock of which is now or hereafter becomes publicly traded, shall not be deemed an assignment of this Lease, and (ii) any merger, consolidation, or other reorganization of Tenant in which shareholders who hold shares of Tenant immediately before the transaction own 50% or more of the surviving entity immediately after the transaction shall not be deemed an assignment of this Lease.

     19.4 Reasonable Provisions. Tenant expressly agrees that the provisions of this Section 19 are not unreasonable standards or conditions for purposes of
Section 1951.4(b)(2) of the California civil Code, as amended from time to time.

     19.5 Attorneys' Fees. Tenant shall pay, as Additional Rent, Landlord's actual attorneys' fees for reviewing investigating, processing and/or documenting any requested assignment or sublease, whether or not Landlord's consent is granted.

     19.6 Involuntary Transfer. No interest of Tenant in this Lease shall be assignable by operation of law, including, without limitation, the transfer of this Lease by testacy or intestacy. Each of the following acts shall be considered an involuntary assignment:

             (a) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or a proceeding under the Bankruptcy Act is instituted in which Tenant is the bankrupt;

             (b) Levy of a writ of attachment or execution on this Lease;

             (c) Appointment of a receiver with authority to take possession of the Premises in any proceeding or action to which Tenant is a party; or

             (d) Foreclosure of any lien affecting Tenant's interest in the Premises, which lien was not consented to by Landlord pursuant to Section 19.7. An involuntary assignment shall constitute a Default by Tenant and Landlord shall have the right to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

     19.7 Hypothecation. Tenant shall not hypothecate, mortgage or encumber Tenant's interest in this Lease or in the Premises or otherwise use this Lease as a security device in any manner without the consent of Landlord, which consent Landlord may withhold in its absolute discretion. Consent by Landlord to any such hypothecation or creation of a lien or mortgage

                                      18.

shall not constitute consent to an assignment or other transfer of this Lease following foreclosure of any permitted lien or mortgage.

SECTION 20. Successors. Subject to the provisions of Section 19 above, the covenants, conditions, and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors, transferees and assigns.

SECTION 21. Exhibits. All Exhibits attached to this Lease shall be deemed to be incorporated herein by the individual reference to each such Exhibit, and all such Exhibits shall be deemed to be a part of this Lease as though set forth in full in the body of the Lease

SECTION 22. Mutual Waiver. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained (or the acceptance by either party of any performance by the other party after the time the same shall become due) shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach thereof or of any other term, covenant or condition herein contained, unless otherwise expressly agreed to by the waiving or accepting party in writing. The acceptance by Landlord of any sum less than that which is required to be paid by Tenant shall be deemed to have been received only on account of the obligation for which it is paid (or for which it is allocated by Landlord, in Landlord's absolute discretion, if Tenant does not designate the obligation as to which the payment should be credited), and shall not be deemed an accord and satisfaction notwithstanding any provisions to the contrary written on any check or contained in any letter of transmittal. The acceptance by Landlord or any sum tendered by a purported assignee or transferee of Tenant shall not be deemed a consent by Landlord to any assignment or transfer of Tenant's interest herein. No custom or practice which may arise between the parties hereto in the administration of the terms of this Lease shall be construed as a waiver or diminution of either party's right to demand performance by the other party in strict accordance with the terms of this Lease.

SECTION 23. Payment To Real Estate Brokers. Upon the execution of this Lease by both parties, Landlord shall pay to CPS, the Commercial Property Services Company, a fee as set forth in a separate written agreement between Landlord and CPS for brokerage services rendered by said Brokers in connection with this transaction.

     Landlord and Tenant each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder other than as named above in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Broker is entitled to any commission or finder's fee in connection with said transaction. Landlord and Tenant do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party, including any costs, expenses, and/or attorneys' fees incurred with respect thereto.

SECTION 24.  General

     24.1 Captions and Headings. The captions and Section headings used in this Lease are for convenience of reference only. They shall not be construed to limit or extend the

                                      19.

meaning of any part of this Lease, and shall not be deemed relevant in resolving any question of interpretation or construction of any Section of this Lease.

     24.2 Hazardous Materials. "Hazardous Materials" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other material expected to be on the Premises, is either: (i) potentially injuries to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. "Hazardous Materials" shall include, but not be limited to, hydrocarbons, petroleum, asbestos, radioactive materials, polychlorinated biphenyls, gasoline, crude oil or any products or by-products thereof.

     24.3 Applicable Requirements. "Applicable Requirements" shall mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, and the requirements of any applicable fire insurance underwriter or rating bureau, relating in any manner to the Premises (including but not limited to mattes pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release or any Hazardous Materials), now in effect or which may hereafter come into effect. Tenant shall, within five (5) days after receipt of Landlord's written request, provide Landlord with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Tenant's compliance with any Applicable Requirements specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Application Requirements.

     24.4 Copies. Any executed copy of this Lease shall be deemed an original for all purposes.

     24.5 Time of Essence. Time is of the essence as to each and every provision in this Lease requiring performance within a specific time, except as to the conditions relating to the delivery of possession of the Premises to Tenant.

     24.6 Severability. In case any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. However, if Tenant's obligation to pay the Rental is determined to be invalid or unenforceable, this Lease at the option of Landlord shall terminate.

     24.7 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

                                      20.

     24.8 Jurisdiction. The parties hereto subject themselves to the jurisdiction of, and agree that venue shall be, the State Courts of California in the County of Alameda.

     24.9 Construction of Lease Provisions. Although printed provisions of this Lease were prepared by Landlord, this Lease shall not be construed either for or against Tenant or Landlord, but shall be construed in accordance with the general tenor of the language to reach a fair and equitable result.

     24.10 Tenant's Financial Statements. Tenant hereby warrants that all financial statements delivered by Tenant to Landlord are true, correct, and complete, and prepared in accordance with generally accepted accounting principles. Tenant acknowledges and agrees that Landlord is relying on such financial statements in accepting this Lease, and that a breach of Tenant's warranty as to such financial statements shall constitute a Default by Tenant.

     24.11 Withholding of Landlord's Consent. Notwithstanding any other provision of this Lease, where Tenant is required to obtain the consent (whether written or oral) of Landlord to do any act, or to refrain from the performance of any act, Tenant agrees that if Tenant is in default with respect to any term, condition, covenant or provision of this Lease, then Landlord shall be deemed to have acted reasonably in withholding its consent if said consent is, in fact, withheld.

     24.12 Signs. Tenant shall not place or permit to be placed, any sign or decoration in the Parking Areas or the exterior of the Premises, without the prior written consent of Landlord, which consent may be withheld in Landlord's absolute discretion, except that Tenant shall be permitted a monument sign and signage on the front glass doors as outlined on Exhibit C.

     24.13 Surrender of Premises. On the last day of the Lease Term or upon the sooner termination of this Lease, Tenant shall, to the reasonable satisfaction of Landlord, surrender the Premises to Landlord in good condition (reasonable wear and tear excepted), free of Hazardous Materials as required by Applicable Requirements except as otherwise agreed by the parties. Tenants shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed shall be deemed abandoned by Tenant. Furthermore, Tenant shall immediately repair all damage to the Premises and Parking Area caused by any such removal. If the Premises are not so surrendered at Lease Termination, Tenant shall indemnify Landlord against any loss or liability resulting from the failure or delay by Tenant in so surrendering the Premises.

     24.14 Quiet Possession. Landlord covenants and agrees that Tenant, upon the payment of Rent when and as due, and performing all its covenants and conditions under the Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, subject, however, to the terms of this Lease, and of any mortgages or deeds of trust affecting the Premises, and the rights reserved by Landlord hereunder. Any purchaser upon any foreclosure or exercise of the power of sale under any mortgage or deed of trust made by Landlord and covering the Premises to whom Tenant attorns shall be bound by the terms of this Section 24.15.

                                      21.

SECTION 25. Option To Negotiate. If at any time during the Term of tills Lease, including any Extended Term, Landlord decides to offer for lease additional space at the present site to unrelated third parties, Landlord shall notify Tenant of its decision and of the terms, covenants and conditions under which Landlord is willing to lease such additional space. Tenant shall have the right of first negotiation to lease the additional space under such disclosed terms, covenants and conditions; provided, however, if Tenant and Landlord fail to reach agreement to lease such additional space within thirty (30) days after receiving Landlord's written notice, Landlord shall be free to lease such additional space to any third person or entity under substantially similar terms, covenants and conditions set forth in Landlord's written notice.

SECTION 26. No Partnership Or Joint Venture. Nothing in this Lease shall be construed as creating a partnership or joint venture between Landlord, Tenant, or any other party, or cause Landlord to be responsible for the debts or obligations of Tenant or any other party.

SECTION 27. Standards Of Performance. Tenant acknowledges and agrees with respect to the Services to be provided by Landlord pursuant to Section 6, and Landlord's maintenance obligations pursuant to Section 9.1 (collectively "Services and Maintenance Obligations") that certain events beyond the reasonable control of Landlord (each a "Force Majeure") may occur (including, by way of illustration only, acts of God, labor disputes, unavoidable casualties, and governmental orders or decrees), and that Landlord shall be excused from performance to the extent that a Force Majeure interrupts, delays, or otherwise prevents such performance. Tenant acknowledges that Landlord does not warrant that the Services and Maintenance Obligations will be free from interruption.
An interruption of Services due to a Force Majeure shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for damages by abatement of Rent or otherwise, direct or consequential damages, nor shall any such interruption relieve Tenant from performance by Tenant of its obligations under this Lease, except as otherwise provided herein.

SECTION 28. Entire Agreement. Any agreements, warranties, or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, whether written or oral, between Landlord and its agents and Tenant and its agents with respect to the Premises or this Lease. This Lease constitutes the entire agreement between the parties hereto and no addition to, or modification of, any term or provision of this Lease shall be effective until and unless set forth in a written instrument signed by both Landlord and Tenant.

SECTION 29. Authority. The undersigned parties hereby represents and warrants that they have proper authority and are empowered to execute this Lease on behalf of the Landlord and Tenant, respectively.

                                      22.

     In Witness Whereof, the parties have executed this Lease effective as of the date set forth below.

Exar Corporation                          Asyst Technologies, Inc,
   ("Landlord")                                  ("Tenant")

By:  /s/ Ronald W. Guire                  By:  /s/ Douglas J. McCutcheon
     -----------------------------           ---------------------------------
Ronald W. Guire                           Douglas J. McCutcheon

Title:  Executive VP & CFO                Title: Senior Vice President Chief
        --------------------------               -----------------------------
                                                 Financial Officer
                                                 -----------------------------

Date:  10/18/99                           Date:  10/18/99
       ---------------------------               -----------------------------

                                      23.

                         Exhibit A through Exhibit A-3

                             [graphics attachment]

                                   EXHIBIT B

                               Legal Description

     Real property located in the City of Fremont, Alameda County, described as follows:

     Descriptions of individual parcels before merger:

Parcel 1:     Lot 9, Tract 4642 filed March 10, 198l in Map Book 126 at page 30,
              Alameda County Records, being more particularly described as follows:

                   Beginning at the northwest corner of said Lot 9, Tract 4642, hereinabove described, said point being on the easterly line of Kato Road as shown on said map; thence along said easterly line, South 21(degrees)45'17" East 70.60 feet to the beginning of a curve concave to the northeast having a radius of 356.02 feet; thence southeasterly a length of 556.91 feet along said curve through a central angle of 89(degrees)37'33"; thence North 68(degrees)37'10" East 259.34 feet to the beginning of a curve concave to the northwest having a radius of 40.00 feet; thence northeasterly along said curve a length of 62.83 feet through a central angle of 90(degrees)00'00" to the westerly line of Milmont Drive; thence along said westerly line, North 21(degrees)22'50" West 160.47 feet to the beginning of a curve concave to the east having a radius of 532.00 feet; thence northerly along said curve a length of 220.656 feet through a central angle of 23(degrees)45'52" to the northerly line of said Lot g; thence along said northerly line, South 6923'28" West 700.99 feet to the said point of beginning of this description, containing 5.76 acres of land, more or less.

Parcel 2:     Lot 10, Tract 4642 filed March 10, 1981 in Book 126 at page 30,
              Alameda County Records, being more particularly described as follows:

                   Beginning at the southwest corner of said Lot 10, Tract 4642, hereinabove described; thence along the southerly line Of said Lot 10, North 69(degrees)23'28" East 241.44 feet to a point on a curve concave to the east having a radius of 532.00 feet to which a radial line bears North 87(degrees)36'58" West in the westerly line of Milmont Drive, as shown on said map; thence northerly along said curve a length of 38.257 feet through a central angle of 4(degrees)07'13"; thence North 6(degrees)30'15" East 183.35 feet to the beginning of a curve concave to the west having a radius of 468.00 feet; thence northerly along said curve a length of 215.65 feet through a central angle of 26(degrees)24'03" to the northerly line of said Lot 10; thence along said northerly line, South 68(degrees)37'10" West 398.01 feet to the westerly line of said Lot 10; thence along said westerly line. South 21(degrees)22'50" East 400.00 feet to the said point of beginning of this description, containing 3.11 acres of land, more or less.

                                                                   Asyst: ______
                                                                   Exar: _______

Parcel 3:   Lot 17, Tract 4642 filed March 10, 198l in Book 126 at page 30,
            Alameda County Records, being more particularly described as follows:

               Beginning at the northwest corner of said Lot 17, Tract 4642, hereinabove described, said point being on the easterly line of Kato Road as shown on said map; thence along said easterly line, South 20(degrees)36'32" East 29.68 feet to the beginning of a curve concave to the east having a radius of 3960.23 feet; thence southerly along said curve a length of 79.20 feet through a central angle of 1(degrees)08'45"; thence South: 21(degrees)45'17" East
            291.15 feet to the southerly line of said Lot 17; thence along said southerly line, North 69(degrees)23'28" East 459.55 feet to the easterly line of said Lot 17; thence along said easterly line; North 21(degrees)22'50" West 400.00 feet to the said northerly line of said Lot 17; thence along said northerly line, South 69(degrees)23'28'' West 460.78 feet to the said point of beginning of this description, containing 4.23 acres of land, more or less.

             Description of parcels as merged under this document:

                                    Parcel I

     Real property located in the City of Fremont, Alameda County, described as follows:

     Lots 9, 10 and 17, Tract 4642, filed March 10, 1981, Map Book 126, page 30, Alameda County Records, being more particularly described as follows:

     Beginning at the northwest corner of said Lot 9, Tract 4642, hereinabove described, said point being on the easterly line of Kato Road as shown on said map; thence along said easterly line, South 21'45'17" East 70.60 feet to the beginning of a curve concave to the northeast having a radius of 356.02 feet; thence southeasterly a length of 556.91 feet along said curve through a central angle of 89(degrees)37'33"; thence North 68(degrees)37'10" East 259.34 feet to the beginning of a curve concave to the northwest having a radius of 40.00 feet; thence northeasterly along said curve a length of 62.83 feet through a central angle of 90(degrees)00'00" to the westerly line of Milmont Drive; thence along said westerly line, North 21(degrees)22'50" West 160.47 feet to the beginning of a curve concave to the east having a radius of 532.00 feet; thence northerly along said curve a length of 258.91 feet; thence North 6(degrees)30'15" East
183.35 feet to the beginning of a curve concave to the west having a radius of
468.00 feet; thence northerly along said curve a length of 215.65 feet through a central angle of 26(degrees)24'03" to the northerly line of said Lot 10; thence along said northerly line, South 68(degrees)37'10" West 398.01 feet; thence along the northerly line of said Lot 17, South 69(degrees)23'28" West 460.78 feet to the easterly line of Kato Road; thence along said easterly line, South 20(degrees)36'32" East 29.68 feet to the beginning of a curve concave to the east having a radius of 3960.23 feet; thence southerly along said curve a length of 79.20 feet through a central angle of 1(degrees)08'45"; thence South 21(degrees)45'17" East 291.15 feet to the said point of beginning of this description. containing 13.1 acres of land, more or less.

                                                                  Asyst: _______
                                                                  Exar: ________

                                   Exhibit C

                             [graphics attachment]

                                                                   Asyst: ______
                                                                   Exar: _______